As filed with the Securities and Exchange Commission on June 18, 2003
                             Registration No. ______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             -------------------------------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   75-2815171
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

    5100 TENNYSON PARKWAY, SUITE 3000
              PLANO, TEXAS                                  75024
(Address of principal executive offices)                   (Zip Code)
         --------------------------------------------------------------


                    DENBURY RESOURCES INC. STOCK OPTION PLAN
                            (Full title of the plans)
         --------------------------------------------------------------


               PHIL RYKHOEK                                   COPY TO:
    SR. VP AND CHIEF FINANCIAL OFFICER                    DONALD BRODSKY
          DENBURY RESOURCES INC.                          DEIDRE SHEARER
     5100 TENNYSON PARKWAY, SUITE 3000                  JENKENS & GILCHRIST,
            PLANO, TEXAS 75024                       A PROFESSIONAL CORPORATION
              (972) 673-2000                         1100 LOUISIANA, SUITE 1800
    (Name, address and telephone number                  HOUSTON, TEXAS 77002
 including area code of agent for service)                  (713) 951-3300

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED               PROPOSED
                                        AMOUNT               MAXIMUM                 MAXIMUM
      TITLE OF CLASS OF                 TO BE             OFFERING PRICE            AGGREGATE              AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED(1)(2)      PER SHARE(3)(4)      OFFERING PRICE(3)(4)     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value          850,000               $ 12.975             $ 11,028,750               $ 892
==============================  ====================== ====================  =======================  ===================

(1) The securities to be registered are 850,000 additional shares reserved for issuance under the Registrant's Stock Option Plan (the "Plan").
(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plans is a weighted average price based on 850,000 shares of Common Stock reserved for issuance under the Plans that are not currently subject to outstanding stock options, at a price per share of $12.975, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 13, 2003.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective, Denbury Resources Inc. (the "Company") hereby incorporates herein the contents of its earlier effective Registration Statements pertaining to shares of the Company's common stock to be issued pursuant to the Company's Stock Option Plan (Registration Nos. 333-1006, 333-27995, 333-55999, 333-70485, 333-63198 and 333-90398) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

         (a) Exhibits.

          The following documents are filed as a part of this registration statement.


  Exhibit
  Number                    Document Description
  -------                   --------------------


     5    Opinion of Jenkens & Gilchrist, A Professional Corporation

     15 Letter from independent accountants as to unaudited condensed interim financial information

     23   Consent of Deloitte & Touche LLP

     99   Denbury Resources Inc. Amended and Restated Stock Option Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 18, 2003:

                                      DENBURY RESOURCES INC.

                           By:         /s/ Phil Rykhoek
                                      ------------------------------------------
                                      Phil Rykhoek
                                      Sr. V. P and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Gareth Roberts and Phil Rykhoek, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                        CAPACITY                                       DATE
           ---------                                        --------                                       ----
/s/ Ronald G. Greene                     Chairman of the Board of Directors                            June 18, 2003
--------------------
Ronald G. Greene

/s/ Gareth Roberts                       President and Chief Executive Officer and                     June 18, 2003
------------------                       Director (Principal Executive Officer)
Gareth Roberts

/s/ Phil Rykhoek                         Sr. Vice President and Chief Financial                        June 18, 2003
----------------                         Officer (Principal Financial Officer)
Phil Rykhoek

/s/ Mark C. Allen                        Vice President and Chief Accounting Officer                   June 18, 2003
-----------------                        (Principal Accounting Officer)
Mark C. Allen

/s/ David I. Heather                     Director                                                      June 18, 2003
--------------------
David I. Heather

/s/ Wieland F. Wettstein                 Director                                                      June 18, 2003
------------------------
Wieland F. Wettstein

/s/ David B. Miller                      Director                                                      June 18, 2003
-------------------
David B. Miller

                                INDEX TO EXHIBITS






   Exhibit
   Number                 Document Description
   -------                --------------------

     5    Opinion of Jenkens & Gilchrist, A Professional Corporation

     15 Letter from independent accountants as to unaudited condensed interim financial information

     23   Consent of Deloitte & Touche LLP

     99   Denbury Resources Inc. Amended and Restated Stock Option Plan
















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